As filed with the Securities and Exchange Commission on December 16, 1996

                                       Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
            (Exact name of registrant as specified in its charter)

                Maryland                               36-2089049
        (State of incorporation)        (I.R.S. Employer Identification Number)
                          Three First National Plaza,
                                  Suite 4600,
                         Chicago, Illinois 60602-4260
                                (312) 726-2600
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

         Janet L. Kelly, Esq.                 SARA LEE CORPORATION U.K.
 Senior Vice President, Secretary and           SHARE SAVINGS SCHEME,
            General Counsel                      IRISH SHARE SAVINGS
   Sara Lee Corporation, Three First        SCHEME AND SHARE PARTICIPATION
      National Plaza, Suite 4600,                 SCHEME FOR IRELAND
     Chicago, Illinois 60602-4260             (Full title of the Plans)
            (312) 558-8503
(Name, address, including zip code, and telephone number, including area code, of agent for service)



                                     CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                               Proposed        Proposed
  Title of each class of        Amount          maximum         maximum
securities to be registered     to be       offering price     aggregate         Amount of
                            registered( )     per unit(1)   offering price   registration fee
----------------------------------------------------------------------------------------------
       Common Stock,
    $1.33 1/3 par value
   (including Preferred
      Stock Purchase
      Rights) . . . . . .      750,000          $36.37      $27,277,500.00       $8,265.91
----------------------------------------------------------------------------------------------

(1)  The price per share, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), is based on the average of the high and low prices per share as reported on the New York Stock Exchange Composite Transaction Tape on December 6, 1996.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     This Registration Statement on Form S-8 relates to the registration of shares of the common stock, $1.33 1/3 par value per share (the "Common Stock"), of Sara Lee Corporation (the "Corporation" or the "Registrant").

     The following documents filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

          (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended June 29, 1996;

          (b) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act since June 29, 1996; and

          (c) The Registration Statement No. 33-18488 filed with the Commission on November 12, 1987, and Registration Statement No. 34-397183 on Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989), as to Description of the Common Stock of the Corporation only.

     In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Corporation by Janet L. Kelly, Esq., Senior Vice President, Secretary and General Counsel of the Corporation. As of December 1, 1996, Ms. Kelly owned 12,041 shares of Common Stock and had the right to acquire 12,333 shares of Common Stock through the exercise of options pursuant to stock option plans of the Corporation.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 2-418 of the Maryland General Corporation Law provides for indemnification of the Corporation's directors, officers, employees, and agents under specified circumstances, which may include indemnity against expenses, including attorneys' fees and judgments, fines, and amounts paid in settlement under the Securities Act of 1933. The Corporation has purchased and maintains insurance as is permitted by said Section 2-418 on behalf of directors and officers, which insurance may cover liabilities under the Securities Act of 1933. Article V of the By-Laws of the Corporation provides for such indemnification to the extent and under the circumstances permitted by said
Section 2-418.

     Article V of the By-Laws of the Corporation provides as follows:

     "Section 1. RIGHT TO INDEMNIFICATION. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or a subsidiary thereof and who is made a party to the proceeding by reason of his or her service in that capacity or
(b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another Corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

     Section 2. TIME FOR PAYMENT ENFORCEMENT. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to indemnification (the "Indemnified Party"). The right to indemnification and advance of expenses hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

     Section 3. GENERAL. The indemnification and advance of expenses provided by this Article V (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, (b) shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article V is in effect.

     Section 4. EFFECTIVE TIME. This Article V shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     Section 5. FURTHER ACTION. The Board of Directors may take such action as is necessary to carry out the provisions of this Article V and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance for expenses as may be permitted by law."

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

   4.1 Articles of Restatement of Charter of the Registrant, dated April 9, 1990, defining the rights of holders of the Registrant's securities, incorporated by reference to Exhibit 4.1 of Registration Statement No. 33-35760 on Form S-8 filed with the Commission on July 6, 1990 and Exhibit 3(a) to report on Form 10-K for fiscal year ended July 2, 1994.

   4.2 Amended By-Laws of the Registrant, dated August 29, 1996, defining the rights of holders of the Registrant's securities incorporated by reference to Exhibit (3b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996.

   4 Rights Agreement dated as of April 28, 1988 between the Corporation and the First National Bank of Chicago as Rights Agent, (incorporated by reference to the Registration Statement No. 34-397183 on Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989).

   5 Opinion of Janet L. Kelly, Esq., Senior Vice President, Secretary and General Counsel of the Corporation.

   23.1  Consent of Arthur Andersen LLP.

   23.2 Consent of Janet L. Kelly, Esq. (contained in the opinion appearing as Exhibit 5).

   24    Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

1.   The undersigned Registrant hereby undertakes:

    a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (1) (a) (i) and (1) (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Form S-8 Registration Statement - U.K. and Irish Share Savings Schemes and
                                     Share
                        Participation Plan for Ireland

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on the twelfth day of December, 1996.

                                        SARA LEE CORPORATION


                                        By:
                                        Janet Langford Kelly
                                        Senior Vice President, Secretary
                                        and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 12, 1996.

          Signatures                         Capacity
          ----------                         --------

     John H. Bryan                      Chairman of the Board,
                                        Chief Executive Officer
                                        and Director

     Michael E. Murphy                  Vice Chairman and Chief
                                        Administrative Officer
                                        and Director


     Donald J. Franceschini             Executive Vice President
                                        and Director


     C. Steven McMillan                 Executive Vice President
                                        and Director


     Judith A. Sprieser                 Senior Vice President and
                                        Chief Financial Officer


     Wayne R. Szypulski                 Vice President and Controller



           *                            Director
-----------------------------
     Paul A. Allaire

           *                            Director
-----------------------------
     Frans H.J.J. Andriessen

           *                            Director
-----------------------------
     Duane L. Burnham

           *                            Director
-----------------------------
     Charles W. Coker

           *                            Director
-----------------------------
     Willie D. Davis

           *                            Director
-----------------------------
     Allen F. Jacobson

                                        Director
-----------------------------
     Vernon E. Jordan, Jr.

           *                            Director
-----------------------------
     James L. Ketelsen

           *                            Director
-----------------------------
     Hans B. van Liemt

           *                            Director
-----------------------------
     Joan D. Manley

           *                            Director
-----------------------------
     Newton N. Minow

           *                            Director
-----------------------------
     Sir Arvi H. Parbo

           *                            Director
-----------------------------
     Rozanne L. Ridgway

           *                            Director
-----------------------------
     Richard L. Thomas

* By Janet Langford Kelly as Attorney-in-Fact, pursuant to Powers of Attorney executed by the directors listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission.

                                        By   /s/ Janet Langford Kelly
                                          -------------------------------
                                        * As Attorney-in-Fact

Dated:  December 12, 1996.